                                                                   EXHIBIT 23.15



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated May 1, 1996 on our audit of the financial statements of Adventure Communications-Huntington, (Division of Adventure Communications, Inc.). We also consent to the references to our firm under the captions "Experts".



                                        Brown, Edwards & Company LLP



Bluefield, West Virginia


July 2, 1997